EXHIBIT 23.01

         CONSENT OF INDEPENDENT ACCOUNTANTS--PRICE WATERHOUSE LLP


                                                                 Exhibit 23.01





                    Consent of Independent Accountants


     [We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1998, which appears on page 25 of the 1997 Annual Report to Shareowners of Ingram Micro Inc., which is incorporated by reference in Ingram Micro
Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICE WATERHOUSE LLP
Costa Mesa, California
May 13, 1998